UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey  07310

(Address of principal executive offices) (zip code)

212-720-7200

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to the Current Report on Form 8-K amends Items 1.01 and 9.01 of the Current Report on Form 8-K filed on May 31, 2016 (the “Original Form 8-K”) solely to correct the name of the party in which Nukklues Limited (the “Subsidiary”), a Bermuda company and a wholly owned subsidiary of Nukkleus Inc. (the Company”) entered a General Services Agreement. The Original Form 8-K incorrectly provided that the Subsidiary entered a General Services Agreement to provide its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FXDD Trading Limited (”FXDD Bermuda”). On May 24, 2016, the Subsidiary entered into a General Services Agreement with FML Malta, Ltd. (“FML Malta”), a private limited liability company formed under the laws of Malta. FXDD Bermuda was not a party to the General Services Agreement. As a result, all references to FXDD Bermuda in the Original Form 8-K are hereby amended and replaced with references to FML Malta. In addition, Exhibit 10.2 (General Services Agreement between Nukkleus Limited and FXDD Trading Limited dated May 24, 2016), is hereby replaced with the General Services Agreement between Nukkleus Limited and FML Malta, Ltd. dated May 24, 2016. No other changes except set forth herein have been made to the Original Form 8-K. The correction of the name of the party which entered the General Services Agreement as explained above does not have any impact on the previously issued financial statements.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2016, Nukkleus, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Nukkleus Limited, a Bermuda limited company (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Currency Mountain Holdings Bermuda, Limited, a Bermuda limited company (“Currency Mountain”), pursuant to which Nukkleus purchased from Currency Mountain certain intellectual property, hardware, software and other assets (collectively, the "Assets") in consideration of 48,400,000 shares of common stock of Nukkleus.  The Asset Purchase Agreement closed on May 24, 2016 (the “Closing”).  As a result of such acquisition, our operations our now focused on the operation of a foreign exchange trading business utilizing the Assets acquired from Currency Mountain. On May 24, 2016, Emil Assentato was appointed by the Company to serve as the Chief Executive Officer, President, Secretary and Treasurer as well as Chairman of the Board of Directors of the Company.  Mr. Assentato also serves as Chairman of the Subsidiary.  Peter Maddocks resigned as an executive officer and director on May 24, 2016.

On May 24, 2016, the Company acquired the Assets from Currency Mountain pursuant to that certain Asset Purchase Agreement.  We are presently in the development stage and plan to utilize the Assets in order to develop an online foreign currency market trading platform.

We are a financial technology company which is focused on providing software and technology solutions for the worldwide retail foreign exchange (“FX”) trading industry.  Nukkleus primarily today provides its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FML Malta. Emil Assentato, who is a director, executive officer and shareholder of the Company is also the majority member of Max Q Investments LLC (“Max Q”), which is managed by Derivative Marketing Associates Inc. (“DMA”).  Mr. Assentato is the sole owner and manager or DMA.  Max Q owns 79% of Currency Mountain Malta LLC, which in turn is the sole shareholder of FML Malta, the Company’s primary customer.  The FXDD brand (e.g., see FXDD.com ) is the brand utilized in the retail forex trading industry by FML Malta.

The General Services Agreement entered with FML Malta provides that FML Malta will pay the Subsidiary at minimum $2,000,000 per month. In addition, in order to appropriately service FML Malta, the Subsidiary entered a  General Services Agreement with FXDirectDealer LLC (“FXDIRECT”), which  provides that the Subsidiary will pay FXDIRECT $1,975,000 per month in consideration of providing personnel engaged in operational and technical support, marketing, sales support, accounting, risk monitoring, documentation processing and customer care and support.  FXDIRECT may terminate this agreement upon providing 90 days written notice.  Currency Mountain Holdings LLC is the sole shareholder of FXDIRECT.  Max Q is the majority shareholder of Currency Mountain Holdings LLC.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated May 24, 2016, by and between Nukkleus Inc., its majority shareholder Charms Investments Ltd., and its wholly-owned subsidiary, Nukkleus Limited and Currency Mountain Holdings Bermuda, Limited. (1)
10.2	General Services Agreement between Nukkleus Limited and FML Malta, Ltd. dated May 24, 2016.
10.3	General Services Agreement between Nukkleus Limited and FXDirecttDealer, LLC dated May 24, 2016. (1)
21.1	List of Subsidiaries (1)

(1)	Incorporated by reference to that Form 8-K Current Report filed with the Securities and Exchange Commission on May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

October 25, 2016	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)